Exhibit 99.1

Contact:
Financial Dynamics
Julie Prozeller / Hannah Sloane
212-850-5600

Rodman & Renshaw Capital Group, Inc. Announces Merchant Banking Joint Venture
Forms JV with Aceras Partners, LLC to Make Principal Investments in Biotechnology

New York, NY, May 12, 2008 – Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM) today announced the formation of Aceras BioMedical LLC (“Aceras BioMedical”), a joint venture through which Rodman, in partnership with Aceras Partners, LLC (“Aceras Partners”), an established team of biotech research and investment specialists, will make principal investments in early-stage biotechnology and life sciences companies. The founders of Aceras Partners formed the firm following their tenures most recently at Paramount BioSciences, LLC. Collectively, the Aceras Partners team has completed numerous product licenses and acquisitions, leading to the formation of many notable private and public biotechnology companies, which produced significant returns to early-stage investors.

In conjunction with the establishment of the joint venture, Rodman & Renshaw has created a new subsidiary, Rodman Principal Investments, LLC (“RPI”), a wholly-owned subsidiary of Rodman & Renshaw Capital Group, Inc., which will hold a 50% stake in Aceras BioMedical and will going forward serve as the holding vehicle for all of Rodman’s principal-related businesses. RPI has made an initial investment commitment to Aceras BioMedical of up to $30 million over five years to fund operations and the joint venture’s principal investments in life science companies. RPI will have a 50% economic interest in all investments made by Aceras BioMedical.

Aceras BioMedical brings together Rodman & Renshaw’s deep industry knowledge and financing capabilities with an established and highly experienced investment team with a proven track record.

“The Aceras BioMedical venture is a watershed for Rodman & Renshaw and our stockholders,” said Michael Lacovara, Chief Executive Officer of Rodman & Renshaw. “In conjunction with the stellar investment team at Aceras Partners, the joint venture permits us to leverage the strength of our life science research and advisory services into the principal investing arena, which will, we expect, produce significant long term benefits for our franchise and our stockholders. Through Rodman Principal Investments, we expect to pursue principal opportunities not only in life sciences, but also in other key industry sectors in which we have expertise.”

Daniel DiPietro, founding partner at Aceras Partners, commented: “We are delighted to be partnering with Rodman & Renshaw. As we considered prospective partners for this business, it became clear that Rodman, the leader in biotechnology finance, provided the best platform to launch this initiative. Central to our decision was Rodman’s deep understanding of the industry, its strong presence in the space and its unparalleled capital raising abilities. We believe this novel partnership will generate unique and exciting investment opportunities.”

About Rodman & Renshaw Capital Group, Inc.

Rodman & Renshaw Capital Group, Inc. is a holding company with a number of direct and indirect subsidiaries, including Rodman & Renshaw, LLC, Rodman Principal Investments, LLC and Miller Mathis & Co., LLC.

Rodman & Renshaw, LLC is a full service investment bank dedicated to providing investment banking services to companies that have significant recurring capital needs due to their growth and development strategies, along with research and sales and trading services to institutional investor clients that focus on such companies. Rodman is a leading investment banking firm to the biotechnology sector, a capital intensive market segment, as well as a leader in the PIPE (private investment in public equity) and RD (registered direct placements) transaction markets.

For information on Aceras BioMedical LLC, please email info@acerasbio.com

MEMBER FINRA, SIPC

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements. These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K, filed March 14, 2008, which is available at the Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.